[Letterhead of LeBoeuf, Lamb, Greene & MacRae LLP]

May ______, 2007

Columbus Acquisition Corp.
153 East 53rd Street, 58th Floor
New York, NY 10022

Ladies and Gentlemen:

We have acted as counsel to Columbus Acquisition Corp., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (File No. 333-138890) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement covers the registration of (i) 12,500,000 units (the “Units”), each Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for an aggregate of 12,500,000 shares of Common Stock, and one warrant to purchase one share of Common Stock (the “Warrants”), for an aggregate of 12,500,000 Warrants together with any additional units (consisting of Shares and Warrants) that may be issued by the Company pursuant to Rule 462(b) under the Act (as prescribed by the Commission pursuant to the Act), (ii) up to 1,875,000 Units (the “Over-Allotment Units”) representing 1,875,000 shares of Common Stock and 1,875,000 Warrants (to purchase 1,875,000 shares of Common Stock), which Lazard Capital Markets LLC, as underwriter in the offering contemplated by the Registration Statement (the “Underwriter”), will have a right to purchase from the Company to cover over-allotments, if any, and (iii) up to 625,000 Units (the “Purchase Option Units”) representing 625,000 shares of Common Stock and 625,000 Warrants (to purchase 625,000 shares of Common Stock), which the Underwriter will have the right to purchase (the “Purchase Option”) for its own account or that of its designees, (iv) all shares of Common Stock and all Warrants issued as part of the Units, the Over-Allotment Units and the Purchase Option Units and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units, the Over-Allotment Units and the Purchase Option Units.

We have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to our satisfaction by public officials or officers of the Company as authentic copies of originals, of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended to date and currently in effect, (ii) the Company’s Bylaws, as currently in effect, (iii) the resolutions of the Company’s Board of Directors (the “Resolutions”) authorizing the issuance and sale of the securities as described above in the immediately preceding paragraph, and (iv) such other documents as in our judgment were necessary to enable us to render the opinions expressed below.

In our review and examination of all such documents, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, and the conformity with authentic originals of all documents and records submitted to us as copies. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company. To the extent we have deemed appropriate, we have relied upon certificates of public officials and certificates and statements of corporate officers of the Company as to certain factual matters; we have not independently verified the accuracy of such factual matters.

Columbus Acquisition Corp.
May __, 2007

The opinions set forth below are limited to the laws of the State of New York and the laws of the State of Delaware, including Delaware statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws, and we express no opinion with respect to any other laws or the laws of any other jurisdiction.

On the basis of and subject to the foregoing, and in reliance thereon and subject to the limitations and qualifications set forth in this opinion, we are of the opinion that:

1. The Units, the Over-Allotment Units and the Purchase Option Units have been duly authorized and, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

2. The shares of Common Stock included in the Units, the Over-Allotment Units and the Purchase Option Units, and the shares of Common Stock issuable upon exercise of the Insider Warrants and the Warrants included in the Units, the Over-Allotment Units and the Purchase Option Units, have been duly authorized and, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

3. The Purchase Option has been duly authorized and, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (a) bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) general equitable principles, regardless of whether such principles are considered in a proceeding at law or in equity, (c) limitations on the enforceability of any indemni-fication or contribution provisions under the federal and state securities laws and public policy, and (d) limitations on the availability of the remedy of specific performance and injunctive and other forms of equitable relief, which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought

4. The Warrants included in the Units, the Over-Allotment Units and the Purchase Option Units have been duly authorized and, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) general equitable principles, regardless of whether such principles are considered in a proceeding at law or in equity, (c) limitations on the enforceability of any indemni-fication or contribution provisions under the federal and state securities laws and public policy, and (d) limitations on the availability of the remedy of specific performance and injunctive and other forms of equitable relief, which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

Columbus Acquisition Corp.
May __, 2007

5. The Insider Warrants have been duly authorized and, when issued, delivered and sold in accordance with and in the manner described in the Registration Statement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (b) general equitable principles, regardless of whether such principles are considered in a proceeding at law or in equity, (c) limitations on the enforceability of any indemni-fication or contribution provisions under the federal and state securities laws and public policy, and (d) limitations on the availability of the remedy of specific performance and injunctive and other forms of equitable relief, which may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the “Legal Matters” section of the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ LeBoeuf, Lamb, Greene & MacRae LLP